UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): October 27, 2008

HearUSA, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-11655	22-2748248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1250 Northpoint Parkway
West Palm Beach, Florida	33407
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(561) 478-8770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 27, Stephen Webster, Senior Vice President of Finance and Chief Financial Officer of Adolor Corporation, was elected to the Board of Directors of HearUSA, Inc. (the “Company”), filling a vacancy created by the expansion of the size of the Board from seven to eight members. Mr. Webster was also appointed to serve on the Audit, Compensation and Nominating and Corporate Governance Committees of the Board.

In his current position at Adolor Corporation, Mr. Webster is responsible for all aspects of corporate finance including financial reporting and budgeting. He has over twenty years of healthcare industry related experience. Before assuming his position at Adolor, Mr. Webster most recently served as Managing Director of Healthcare Investment Banking at Broadpoint Capital (formerly First Albany Capital). Prior to Broadpoint Capital, from 2000 to 2006, Mr. Webster was co-founder, President and CEO of Neuronyx, Inc., a privately-held biotechnology company. Mr. Webster also spent over thirteen years at PaineWebber Incorporated, including as Director, Investment Banking Division, Health Care Group.

Mr. Webster will receive the director fees and benefits as described in the Company's 2008 proxy statement filed with the Securities and Exchange Commission. Pursuant to the Company’s shareholder approved equity compensation plan, the Board granted to Mr. Webster an option to acquire 25,000 shares at an exercise price equal to the closing price on October 27, 2008, vesting ratably over three years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HearUSA, Inc. (Registrant)

Date: October 31, 2008	By:	/s/ Stephen J. Hansbrough
Name: Stephen J. Hansbrough
Title: Chairman and Chief Executive Officer